Exhibit 99.1

IEC ANNOUNCES FISCAL SECOND QUARTER REVENUE GROWTH AND IMPROVED PROFITABILITY

•	Second Quarter Revenue Growth of 4.7%

•	Gross Profit Improvement to 17.3%

•	Net Debt Reduction of $4.4 Million

•	EPS Increase to $0.14

Newark, New York, May 13, 2016 - IEC Electronics Corp. (NYSE MKT: IEC) today announced results for the fiscal second quarter and six months ended April 1, 2016.

For the second quarter of fiscal 2016, the Company recorded net sales of $33.1 million, an increase of 4.7% compared to net sales of $31.7 million during the second quarter of the last fiscal year. Gross profit margin for the second quarter grew to 17.3% compared to 9.4% in the same quarter last year. The improved gross profit was related to higher production volume, changes in customer mix, improved labor efficiencies, and lower overhead cost. Selling and administrative expenses, excluding restatement and related expenses, decreased to $3.7 million or 11.2% of sales as compared to $6.3 million or 20.0% of sales in the second quarter of fiscal 2015. S&A in the second quarter of 2015 included $3.1 million in costs associated with the 2015 proxy contest and change in control. Net income for the quarter was $1.5 million, or $0.14 per share, compared to a net loss of $5.5 million, or a loss of $0.55 per share, in the prior year period. During the second quarter the Company reduced net inventory by $2.3 million compared to the first quarter of 2016 and decreased net debt by $4.4 million.

Revenues for the first six months of fiscal 2016 increased 9.3% to $66.1 million as compared to $60.5 million in the same period of fiscal 2015. Gross profit margin for the first half of 2016 grew to 17.5% as compared to 10.6% in the first half of 2015. The improved gross profit was related to higher production volume, changes in customer mix, improved labor efficiencies, and lower overhead cost. Selling and administrative expenses, excluding restatement and related expenses, decreased to $7.8 million or 11.7% of sales as compared to $9.6 million or 15.8% of sales in the first six months of fiscal 2015. S&A in the first six months of 2015 included $3.3 million in costs associated with the 2015 proxy contest and change in control. Net income for the first half of 2016 was $3.0 million, or $0.29 per share, compared to a net loss of $6.3 million, or a loss of $0.63 per share, in the same prior year period.

Jeffrey T. Schlarbaum, President & CEO of IEC Electronics commented, “Our second quarter results demonstrate continued momentum, as we achieved solid revenue growth, gross margin improvement and enhanced profitability. We remain focused on capitalizing on opportunities within our high growth verticals and our revenue growth in the quarter was primarily driven by our Medical sector, which represented a higher portion of consolidated revenue. Additionally, we’re pleased to have significantly lowered our S&A costs and reduced both our inventory and long-term debt during the second quarter.

Exhibit 99.1

“We continue to look for opportunities to broaden our customer relationships by leveraging our unique capabilities which enable us to provide life-saving and mission critical products to existing and new customers alike. IEC has a demonstrated expertise working within complex, highly regulated markets to provide specialized engineering and manufacturing solutions, which we believe positions us well for the future,” Mr. Schlarbaum concluded.

Conference Call:

IEC will host a conference call, today, Friday, May 13, 2016 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal second quarter and six months ended April 1, 2016.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers must enter conference i.d. number 13635867.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Safe Harbor

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are made in reliance upon the protections provided by such Act for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of risks and events and is subject to uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

Exhibit 99.1

The following important factors could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements: the success of strategic initiatives aimed at driving the Company’s turnaround; the success of the Company’s efforts to enhance its core business; the Company’s ability to successfully remediate material weaknesses in the Company’s internal controls; litigation and governmental investigations or proceedings arising out of or relating to accounting and financial reporting matters; business conditions and growth or contraction in the Company’s customers’ industries, the electronic manufacturing services industry and the general economy; variability of the Company’s operating results; the Company’s ability to control its material, labor and other costs; the Company’s ability to manage its assets, including inventory; the Company’s dependence on a limited number of major customers; the potential consolidation of the Company’s customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products, uncertainties as to availability and timing of governmental funding for the Company’s customers; the impact of government regulations, including FDA regulations; the types and mix of sales to the Company’s customers; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company’s customers, its industry and business generally; failure or breach of the Company’s information technology systems; and natural disasters. Any one or more of these risks and uncertainties could cause future results or events to differ materially from those expressed or implied in these forward-looking statements. For a further list and description of risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in these forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequently filed Securities and Exchange Commission reports.

Except as otherwise required by law, the Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise. All forward-looking statements are expressly qualified by these cautionary statements.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	Chief Financial Officer	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315) 332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electonics.com	jbelodeau@institutionalms.com

Exhibit 99.1

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
APRIL 1, 2016 and September 30, 2015
(in thousands, except share and per share data)

	April 1, 2016	September 30, 2015
	(unaudited)
ASSETS
Current assets:
Cash	1,126	$407
Accounts receivable, net of allowance	18,231	24,923
Inventories, net	23,894	25,753
Other current assets	1,259	1,444
Total current assets	44,510	52,527

Fixed assets, net	15,065	15,443
Intangible assets, net	115	134
Goodwill	101	101
Other long term assets	264	57
Total assets	$60,055	$68,262

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	2,679	$2,908
Accounts payable	11,839	18,336
Accrued payroll and related expenses	3,606	2,338
Other accrued expenses	679	1,318
Customer deposits	4,746	5,761
Total current liabilities	23,549	30,661

Long-term debt	24,161	28,323
Other long-term liabilities	544	590
Total liabilities	48,254	59,574

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value: 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,314,965 and 11,232,017 shares, respectively
Outstanding: 10,259,477 and 10,196,145 shares, respectively	113	112
Additional paid-in capital	46,013	45,845
Retained earnings/(accumulated deficit)	(32,736)	(35,740)
Treasury stock, at cost: 1,055,488 and 1,035,872 shares, respectively	(1,589)	(1,529)
Total stockholders' equity	11,801	8,688

Total liabilities and stockholders' equity	$60,055	$68,262

Exhibit 99.1

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
SIX MONTHS ENDED APRIL 1, 2016 and MARCH 27, 2015
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015

Net sales	$33,148	$31,655	$66,081	$60,484
Cost of sales	27,412	28,682	54,528	54,056
Gross profit	$5,736	$2,973	$11,553	$6,428

Selling and administrative expenses	3,721	6,320	7,755	9,566
Restatement and related expenses	41	730	(8)	641
Operating profit/(loss)	1,974	(4,077)	3,806	(3,779)

Interest and financing expense	513	665	802	1,199
Income/(loss) from continuing operations before income taxes	1,461	(4,742)	3,004	(4,978)

Provision for/(benefit from) income taxes	—	—	—	—
Income/(loss) from continuing operations	1,461	(4,742)	3,004	(4,978)

Loss on discontinued operations, net	—	(794)	—	(1,353)

Net income/(loss)	$1,461	$(5,536)	$3,004	$(6,331)

Basic net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.14	$(0.47)	$0.29	$(0.50)
Earnings/(loss) from discontinued operations	$—	$(0.08)	$—	$(0.14)
Net earnings/loss	$0.14	$(0.55)	$0.29	$(0.63)

Diluted net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.14	$(0.47)	$0.29	$(0.50)
Earnings/(loss) from discontinued operations	—	(0.08)	—	(0.14)
Net earnings/loss	$0.14	$(0.55)	$0.29	$(0.63)

Weighted average number of common and common equivalent shares outstanding:
Basic	10,205,031	10,075,719	10,210,539	9,972,692
Diluted	10,205,031	10,075,719	10,210,539	9,972,692